Exhibit 15.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
•	Registration Statement (Form F-3 No. 333-166697, as amended) of Seanergy Maritime Holdings Corp.
•	Registration Statement (Form F-3 No. 333-169813, as amended) of Seanergy Maritime Holdings Corp., and
•	Registration Statement (Form F-3 No. 333-205301, as amended) of Seanergy Maritime Holdings Corp.
of our report dated April 20, 2016, with respect to the consolidated financial statements and schedule of Seanergy Maritime Holdings Corp. included in this Annual Report (Form 20-F) for the year ended December 31, 2015.
/s/ Ernst & Young (Hellas) Certified Auditors-Accountants S.A.
April 20, 2016
Athens, Greece